Exhibit 23. 1

                                INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Jackson Hewitt Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 of Jackson Hewitt Inc. of our report dated June 24, 1996, relating to the consolidated balance sheets of Jackson Hewitt Inc. and subsidiary as of April 30, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period then ended, which report appears in the April 30, 1996 annual report on Form 10-K of Jackson Hewitt Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards
(SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF and SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURE, in 1996.


Norfolk, Virginia
June 30, 1997